EXHIBIT 99.1

Ansys Announces Fourth Quarter and Fiscal Year 2019 Financial Results With Record Revenue, EPS, ACV and Operating Cash Flow

Company Initiates Q1 and FY 2020 Outlook

Key Highlights - Q4 2019

  GAAP revenue of $486.2 million and non-GAAP revenue of $492.5 million
  GAAP diluted earnings per share of $1.91 and non-GAAP diluted earnings per share of $2.24
  GAAP operating profit margin of 38.2% and non-GAAP operating profit margin of 48.0%
  Operating cash flows of $139.5 million
  Annual contract value (ACV) growth of 13% in constant currency

Key Highlights - FY 2019

  GAAP revenue of $1,515.9 million and non-GAAP revenue of $1,528.4 million
  GAAP diluted earnings per share of $5.25 and non-GAAP diluted earnings per share of $6.58
  GAAP operating profit margin of 34.0% and non-GAAP operating profit margin of 45.3%
  Operating cash flows of $499.9 million
  ACV growth of 12% in constant currency
  Deferred revenue and backlog of $870.7 million at December 31, 2019, an increase of 32% over December 31, 2018

PITTSBURGH, Feb. 26, 2020 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported fourth quarter 2019 GAAP and non-GAAP revenue growth of 17% and 18%, respectively, or 18% for each in constant currency. For FY 2019, GAAP and non-GAAP revenue growth was 17%, or 19% in constant currency. For the fourth quarter, the Company reported growth in diluted earnings per share of 7% and 5% on a GAAP and non-GAAP basis, respectively. For FY 2019, the Company reported growth in diluted earnings per share of 8% and 10% on a GAAP and non-GAAP basis, respectively.

Ajei Gopal, Ansys President & CEO, stated, “Q4 was an outstanding quarter concluding a stellar 2019. We grew double digits across revenue and ACV for the quarter and the year, and I am confident we are tracking towards our 2022 objective of $2 billion in ACV. Our strong execution is a solid testament to the underlying momentum in our business and I am proud of the numerous milestones we accomplished in 2019. We extended our market and technology leadership and differentiated our multiphysics product portfolio both organically, as well as through strategic acquisitions, and expanded our partner ecosystem. Our vision of making simulation pervasive across the product lifecycle is resonating with customers and partners and we believe we are in the early innings of transformative growth and driving long-term value creation in 2020 and beyond.”

Maria Shields, Ansys CFO, stated, “Q4 capped a very strong year and demonstrated the strength of our business model. We set new company records across key financial metrics including our Q4 and full year 2019 revenue, ACV, earnings and operating cash flows. We also grew our deferred revenue and backlog, setting a new year-end record at $871 million, an increase of 32% over 2018. To deliver on both our near-term and longer-term growth objectives, we continue to invest in our core products, high-growth adjacent markets and digital transformation initiatives to scale our business. Our leadership in the simulation market continues to strengthen, giving us increasing confidence in our ability to achieve our 2022 long-term targets. In December 2019, we were added to the prestigious NASDAQ-100 Index, marking another important milestone for Ansys as we look ahead into 2020 and celebrate our fifty-year heritage of technology innovation and product excellence.”

Financial Results

Ansys' fourth quarter and FY 2019 and 2018 financial results are presented below. The 2019 and 2018 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, transaction costs related to business combinations, and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q4 QTD 2019	Q4 QTD 2018	% Change	Q4 QTD 2019	Q4 QTD 2018	% Change
Revenue	$486.2	$415.4	17%	$492.5	$418.0	18%
Net income	$165.9	$153.2	8%	$194.7	$182.1	7%
Diluted earnings per share	$1.91	$1.79	7%	$2.24	$2.13	5%
Operating profit margin	38.2%	43.3%		48.0%	51.6%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	FY 2019	FY 2018	% Change	FY 2019	FY 2018	% Change
Revenue	$1,515.9	$1,293.6	17%	$1,528.4	$1,303.1	17%
Net income	$451.3	$419.4	8%	$565.0	$513.9	10%
Diluted earnings per share	$5.25	$4.88	8%	$6.58	$5.98	10%
Operating profit margin	34.0%	36.8%		45.3%	47.4%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2020 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, 2019 and 2018, and for the 2020 financial outlook, can be found in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q4 QTD 2019	Q4 QTD 2018	% Change	% Change in Constant Currency
ACV	$541.3	$480.5	13%	13%
Operating cash flows	$139.5	$131.5	6%

(in millions, except percentages)	FY 2019	FY 2018	% Change	% Change in Constant Currency
ACV	$1,461.8	$1,325.2	10%	12%
Operating cash flows	$499.9	$485.0	3%

ACV is a financial performance metric that Ansys introduced in 2018. The Company believes this measure is an improved metric as compared to the historically provided bookings metric because it adjusts the sales bookings metric to reflect only the annual value of a contract and also adjusts to reflect the sales booking at the date of the contract inception or renewal. There is no GAAP measure comparable to ACV. ACV is composed of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2020 Financial Outlook

The Company's first quarter and fiscal year 2020 revenue and diluted earnings per share guidance is provided below. The Company is also providing its fiscal year 2020 guidance for ACV and operating cash flows. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and acquisition-related transaction costs.

First Quarter 2020 Guidance

The Company currently expects the following for the quarter ending March 31, 2020:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$296.1 - $316.1	$300.0 - $320.0
Diluted earnings per share	$0.43 - $0.59	$0.75 - $0.88

Fiscal Year 2020 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2020:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,632.0 - $1,692.0	$1,640.0 - $1,700.0
Diluted earnings per share	$4.36 - $5.02	$6.19 - $6.71

In the first quarter and fiscal year 2020 guidance reflected above, the expected impacts of non-GAAP adjustments associated with the acquisition accounting for deferred revenue are $3.9 million and $8.0 million, respectively.

(in millions)	Other Financial Metrics
ACV	$1,605.0 - $1,650.0
Operating cash flows	$500.0 - $530.0

Conference Call Information

Ansys will hold a conference call at 8:30 a.m. Eastern Time on February 27, 2020 to discuss fourth quarter and fiscal year results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company will also post a complementary investor presentation titled "4Q 2019 Investor Presentation" that can be accessed by clicking Events & Presentations, then Presentations at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10138950. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-and-presentations/events-calendar.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	December 31, 2019	December 31, 2018
ASSETS:
Cash & short-term investments	$872,382	$777,364
Accounts receivable, net	433,479	317,700
Goodwill	2,413,280	1,572,455
Other intangibles, net	476,711	211,272
Other assets(1)	643,035	387,173
Total assets	$4,838,887	$3,265,964
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$351,353	$328,584
Long-term debt	423,531	—
Other liabilities(1)	610,624	287,833
Stockholders' equity	3,453,379	2,649,547
Total liabilities & stockholders' equity	$4,838,887	$3,265,964

(1)Effective January 1, 2019, the Company adopted the new leasing standard, which requires virtually all leases to be recorded on the balance sheet. Results for reporting periods beginning after January 1, 2019 are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance. The adoption of the new standard resulted in the recognition of approximately $90 million of lease assets, and corresponding lease liabilities, on the Company's condensed consolidated balance sheet as of January 1, 2019.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue:
Software licenses	$268,943	$226,421	$699,630	$576,717
Maintenance and service	217,285	189,011	816,262	716,919
Total revenue	486,228	415,432	1,515,892	1,293,636
Cost of sales:
Software licenses	7,324	6,318	23,944	18,619
Amortization	7,646	3,631	21,710	27,034
Maintenance and service	34,626	30,140	120,619	110,232
Total cost of sales	49,596	40,089	166,273	155,885
Gross profit	436,632	375,343	1,349,619	1,137,751
Operating expenses:
Selling, general and administrative	167,937	133,137	521,200	413,580
Research and development	79,152	58,896	298,210	233,802
Amortization	3,827	3,374	15,169	13,795
Total operating expenses	250,916	195,407	834,579	661,177
Operating income	185,716	179,936	515,040	476,574
Interest income	3,186	3,745	12,796	11,419
Interest expense	(2,900)	(12)	(3,461)	(59)
Other (expense) income, net	(855)	1,393	(1,792)	(849)
Income before income tax provision	185,147	185,062	522,583	487,085
Income tax provision	19,295	31,899	71,288	67,710
Net income	$165,852	$153,163	$451,295	$419,375
Earnings per share – basic:
Earnings per share	$1.95	$1.83	$5.36	$4.99
Weighted average shares	85,183	83,699	84,259	83,973
Earnings per share – diluted:
Earnings per share	$1.91	$1.79	$5.25	$4.88
Weighted average shares	86,992	85,472	85,925	85,913

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	December 31, 2019				December 31, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$486,228	$6,265	(1)	$492,493	$415,432	$2,545	(4)	$417,977
Operating income	185,716	50,496	(2)	236,212	179,936	35,646	(5)	215,582
Operating profit margin	38.2%			48.0%	43.3%			51.6%
Net income	$165,852	$28,861	(3)	$194,713	$153,163	$28,919	(6)	$182,082
Earnings per share – diluted:
Earnings per share	$1.91			$2.24	$1.79			$2.13
Weighted average shares	86,992			86,992	85,472			85,472

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $31.4 million of stock-based compensation expense, $0.4 million of excess payroll taxes related to stock-based awards, $11.5 million of amortization expense associated with intangible assets acquired in business combinations, $0.9 million of transaction expenses related to business combinations and the $6.3 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $21.5 million and rabbi trust income of $0.1 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $24.5 million of stock-based compensation expense, $0.5 million of excess payroll taxes related to stock-based awards, $7.0 million of amortization expense associated with intangible assets acquired in business combinations, $1.2 million of transaction expenses related to business combinations and the $2.5 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $6.9 million and increased for rabbi trust expense of $0.2 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Twelve Months Ended
	December 31, 2019				December 31, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$1,515,892	$12,514	(1)	$1,528,406	$1,293,636	$9,442	(4)	$1,303,078
Operating income	515,040	177,093	(2)	692,133	476,574	141,442	(5)	618,016
Operating profit margin	34.0%			45.3%	36.8%			47.4%
Net income	$451,295	$113,702	(3)	$564,997	$419,375	$94,510	(6)	$513,885
Earnings per share – diluted:
Earnings per share	$5.25			$6.58	$4.88			$5.98
Weighted average shares	85,925			85,925	85,913			85,913

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $116.2 million of stock-based compensation expense, $4.9 million of excess payroll taxes related to stock-based awards, $36.9 million of amortization expense associated with intangible assets acquired in business combinations, $6.6 million of transaction expenses related to business combinations and the $12.5 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $61.2 million, adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $1.8 million, and rabbi trust income of $0.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $83.3 million of stock-based compensation expense, $4.3 million of excess payroll taxes related to stock-based awards, $40.8 million of amortization expense associated with intangible assets acquired in business combinations, $3.5 million of transaction expenses related to business combinations and the $9.4 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $47.9 million and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.9 million and rabbi trust expense of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2020
Earnings Per Share - Diluted
U.S. GAAP expectation	$0.43 - $0.59
Adjustment to exclude acquisition adjustments to deferred revenue	$0.03
Adjustment to exclude acquisition-related amortization	$0.12 - $0.13
Adjustment to exclude stock-based compensation	$0.14 - $0.16
Non-GAAP expectation	$0.75 - $0.88

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2020
Earnings Per Share - Diluted
U.S. GAAP expectation	$4.36 - $5.02
Adjustment to exclude acquisition adjustments to deferred revenue	$0.07
Adjustment to exclude acquisition-related amortization	$0.48 - $0.51
Adjustment to exclude stock-based compensation	$1.14 - $1.25
Non-GAAP expectation	$6.19 - $6.71

Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. We incur expense related to stock-based compensation included in our GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with our deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. We similarly exclude income (expense) related to assets held in a rabbi trust in connection with our deferred compensation plan. Specifically, we exclude stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. We occasionally incur expenses for restructuring our workforce included in our GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. We exclude these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally do not incur these expenses as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. We exclude these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. We recorded impacts to our income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. We exclude these impacts for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as (i) the charges are not expected to recur as part of our normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About Ansys

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where Ansys software played a critical role in its creation. Ansys is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, Ansys is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include: adverse changes in global economic and/or political conditions; declines in our customers’ businesses resulting in adverse changes in customer procurement patterns; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; plans for future capital spending; investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; political, economic, and regulatory risks and uncertainties in the countries and regions in which we operate; impacts from tariffs, trade sanctions, export license requirements or other trade barriers; the effect of changes in currency exchange rates and changes in interest rates; potential variations in our sales forecasts compared to actual sales; the volatility of our stock price; failures or errors in our products and services; our industry’s rapidly changing technology; the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; lease license volatility; the investment of more resources in research and development than anticipated; increased pricing pressure as a result of the competitive environment in which we operate; our ability to recruit and retain key personnel; our ability to protect our proprietary technology; cybersecurity threats or other security breaches; disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise; implementation of our new IT systems; investments in global sales and marketing organizations and global business infrastructure; dependence on our channel partners for the distribution of our products; increased variability in our revenue due to the adoption of Accounting Standards Codification 606; our reliance on high renewal rates for annual lease and maintenance contracts; catastrophic events including pandemics such as the coronavirus which may damage our facilities or otherwise disrupt our business; operational disruptions or the failure of our technological infrastructure; periodic reorganization of our sales force; the repatriation of previously taxed earnings in excess of working capital and capital expenditure requirements; the outcome of contingencies, including legal proceedings and government or regulatory investigations and service tax audit cases; uncertainty regarding income tax estimates in the jurisdictions in which we operate; the effect of changes in tax laws and regulations in the jurisdictions in which we operate; changes in accounting principles or standards; the uncertainty of estimates relating to the impact on reported revenue related to the acquisition accounting treatment of deferred revenue; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

ANSS - F

Contact:

Investors:
Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com